SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): July 10, 2006

NEW GENERATION HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24623	13-4056896
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

245 Park Avenue
New York, New York 10167
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 10, 2006, the Registrant’s Chairman of the Board and Chief Executive Officer, Mr. Jacques Mot, the Registrant and the Registrant’s subsidiary, Plastinum Corp. (“Plastinum”) entered into an Election to Convert and Amendment to Debt Exchange Agreement which amended the Debt Exchange Agreement dated as of December 7, 2005. Pursuant to the Election to Convert and Amendment to Debt Exchange Agreement, Mr. Mot converted the outstanding principal and accrued interest under the Convertible Promissory Note issued by the Company to Mr. Mot in the approximate outstanding balance of $795,000 into 528,629.58 shares of Series A Preferred Stock of the Registrant. The Series A Preferred Stock will vote together with the Common Stock on an “as-converted” basis. The Preferred Stock will automatically convert into 38,672,076 Common Stock of the Registrant upon the closing of the contemplated “spin-off” of Plastinum to the Registrant’s stockholders and at such time Mr. Mot will also receive the same number of shares of common stock of Plastinum. A copy of the Election to Convert and Amendment to Debt Exchange Agreement is attached as Exhibit 10.1 hereto.

On July 10, 2006, the Registrant entered into an exclusive advisory agreement with Valley Road Capital. Under the terms of the advisory agreement, Valley Road Capital will advise and assist the Company in raising capital of up to $10 million for Plastinum. A copy of the advisory agreement with Valley Road Capital is attached as Exhibit 10.2 hereto.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Pursuant to the Election to Convert and Amendment to Debt Exchange Agreement described in Item 1.01 above, the Company agreed to file and has filed with the Secretary of State of Delaware a Certificate of Designations with respect to the Series A Preferred Stock. The Certificate of Designations was filed with the Secretary of State of Delaware on July 12, 2006. A copy of the Certificate of Designations is attached hereto as Exhibit 3(i) hereto.

Item 8.01. Other Events

On July 12, 2006, the Registrant filed with the Securities and Exchange Commission a Form 10-SB with respect to the contemplated “spin-off” of Plastinum to the Company stockholders. On the same day, the Registrant also filed with the Securities and Exchange Commission preliminary proxy materials with respect to a special meeting of stockholders of the Registrant for, among other things, the election of Directors, the approval of the “spin-off” of Plastinum, the ratification of the debt conversion transactions effected by the Registrant with Mr. Mot, the ratification of the appointment of independent auditors and other matters.

On July 12, 2006, the Registrant issued a press release describing the matters disclosed in this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1   Election to Convert and Amendment to Debt Exchange Agreement
10.2   Advisory Agreement with Valley Road Capital
3(i)    Certificate of Designations
99.1   Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION HOLDINGS, INC.

Dated: July 12, 2006	By: /s/ Jacques Mot
Jacques Mot
Chief Executive Officer and
Chairman of the Board